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UPS 2Q EARNINGS PER SHARE UP 7.5%

U.S. Domestic Profit Climbs 12%;
Economic Uncertainty Dampens Expectations

ATLANTA, July 24, 2012 - UPS (NYSE:UPS) today announced second quarter 2012 diluted earnings per share of $1.15, a 7.5% improvement over the 2011 adjusted results. U.S. Domestic operating profit expanded $122 million or 12% over the prior-year period. On a reported basis, diluted earnings per share increased 5.5% and U.S. Domestic operating profit rose 14%.

“Increasing uncertainty in the United States, continuing weakness in Asia exports and the debt crisis in Europe are impacting projections of economic expansion,” said Scott Davis, UPS chairman and CEO. “Throughout its history, UPS has maintained its strength in all economic cycles and we are making the adjustments necessary to respond to today's challenging conditions.”

			Adjusted
Consolidated Results	2Q 2012	2Q 2011	2Q 2011
Revenue	$13.35 B	$13.19 B
Operating profit	$1.79 B	$1.75 B	$1.71 B
Operating margin	13.4%	13.2%	13.0%
Average volume per day	15.4 M	14.9 M
Diluted earnings per share	$1.15	$1.09	$1.07

UPS, the Official Logistics and Express Delivery Supporter of the 2012 London Olympic and Paralympic Games, has been busy preparing for the world's largest peacetime logistical undertaking. The Games provide UPS with a prime opportunity to showcase its expertise on a global stage while handling more than 30 million items for these events.

During the quarter, UPS made several announcements regarding its proposal to acquire TNT Express. Plans for financing the purchase were disclosed in May and the formal Offer Memorandum was filed in June. Earlier this month, the company announced it was moving to a Phase II review as there are certain areas that the European Commission requires more time to analyze.

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UPS expects to close on the transaction during the fourth quarter. The complementary strengths of both companies will create a customer-focused platform delivering unparalleled access to the world.

Cash Position
For the six months ending June 30, UPS generated $3 billion in free cash flow, an increase of more than $600 million over the same period last year. Capital expenditures were $949 million. UPS repurchased 11.3 million shares for approximately $870 million and paid dividends totaling $1.1 billion, a 9.6% increase per share over the prior year.

UPS ended the quarter with $7.3 billion in cash and marketable securities as it prepares to complete the acquisition of TNT Express.

Adjusted
U.S. Domestic Package	2Q 2012	2Q 2011	2Q 2011
Revenue	$8.06 B	$7.74 B
Operating profit	$1,134 M	$997 M	$1,012 M
Operating margin	14.1%	12.9%	13.1%
Average volume per day	13.1 M	12.6 M

U.S. Domestic revenue increased 4.1% over the prior-year period, driven by a 3.5% gain in package volume. Operating profit jumped more than 12% over 2011 adjusted results. Operating margin expanded 100 basis points to 14.1%, aided by volume growth, improved efficiency, higher base rates and a benefit from the timing of the fuel surcharge.

On a reported basis, operating profit improved 14% and operating margin climbed 120 basis points over the prior-year period.

Volume grew across all products as ground rose 3%, UPS Next Day Air® increased 5% and deferred air climbed 8.6%. The majority of the improvement was driven by large e-commerce customers shipping low-weight residential packages.

Average revenue per package increased 0.6%, as higher base rates were mostly offset by changes in customer and product mix.

International Package	2Q 2012	2Q 2011
Revenue	$3.01 B	$3.14 B
Operating profit	$454 M	$505 M
Operating margin	15.1%	16.1%
Average volume per day	2.3 M	2.3 M

Revenue declined 4% to $3 billion. The International segment remains under pressure due to weaker global economies and reductions in exports from Asia. Currency fluctuations also had a negative impact.
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In this challenging environment, operating profit was $454 million. The operating margin of 15.1% remains the best in the industry.

Export volume increased 0.8% over the same quarter last year. European growth was mostly offset by double-digit declines in exports from Asia to the U.S. and Europe. Non-U.S. Domestic volume, down 3.2%, reflected weaker economic conditions and continued revenue management initiatives.

Average revenue per piece was down 2.4%, although on a currency-neutral basis it was up 2.1%.

Adjusted
Supply Chain & Freight	2Q 2012	2Q 2011	2Q 2011
Revenue	$2.28 B	$2.32 B
Operating profit	$202 M	$243 M	$195 M
Operating margin	8.9%	10.5%	8.4%

All business units contributed to the strong operating profit of $202 million in the Supply Chain and Freight segment. Operating margin achieved a new high of 8.9%.

Total revenue declined 1.6% to $2.28 billion due to slowing International Air Freight demand and lower pricing. Forwarding continues to experience pressure on pricing, especially out of Asia, as excess capacity in the marketplace continues. Operating profit was strong due to effective revenue management and cost controls.

The Distribution business experienced revenue growth driven by healthcare and e-commerce customers. The continued investment in technology and infrastructure to support the company's healthcare initiative was a slight drag on operating profit.

At UPS Freight, revenue was flat as lower tonnage was offset by higher yields. The business unit did experience operating profit improvement and margin expansion.

Outlook
“The company's performance was mixed during the second quarter,” said Kurt Kuehn, UPS's chief financial officer. “The results in the U.S. Domestic and Supply Chain and Freight segments were partially offset by the weakness in International.

“As we look toward the second half of the year, customers are more concerned as greater uncertainty exists. Additionally, economic growth expectations have come down,” Kuehn continued. “Consequently, we are reducing our guidance for 2012 diluted earnings per share to a range of $4.50 to $4.70, an increase of 3%-to-8% over 2011 adjusted results.”

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UPS (NYSE:UPS) is a global leader in logistics, offering a broad range of solutions for the transportation of packages and freight, including innovative delivery options for the global consumer market; the facilitation of international trade, and the deployment of advanced technology to more efficiently manage the world of business. Headquartered in Atlanta, UPS serves more than 220 countries and territories worldwide. The company can be found on the Web at UPS.com and its corporate blog can be found at blog.ups.com. To get UPS news direct, visit pressroom.ups.com/RSS.

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EDITOR'S NOTE:
UPS Chairman and CEO Scott Davis and CFO Kurt Kuehn will discuss second quarter results with investors and analysts during a conference call at 8:30 a.m. EDT today. That call is open to listeners through a live Webcast. To access the call, go to www.investors.ups.com and click on “Earnings Webcast.”
UPS routinely posts investor announcements on its web site --www.investors.ups.com -- and encourages those interested in the company to check there frequently.

We supplement the reporting of our financial information determined under generally accepted accounting principles ("GAAP") with certain non-GAAP financial measures, including, as applicable, "as adjusted" operating profit, operating margin, pre-tax income, net income and earnings per share. The equivalent measures determined in accordance with GAAP are also referred to as "reported" or "unadjusted.” We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Furthermore, we use these adjusted financial measures to determine awards for our management personnel under our incentive compensation plans.

In the second quarter of 2011, we recorded certain real estate transactions, including a $15 million pre-tax loss for U.S. Domestic Package segment and a $48 million pre-tax gain in the Supply Chain & Freight segment. We presented second quarter and year-to-date 2011 operating profit, operating margin, pre-tax income, net income and earnings per share excluding the impact of these items as we believe these adjusted measures better enable shareowners to focus on period-over-period operating performance. The underlying matters that produced these charges were unique, and we do not believe they are reflective of the types of charges that will affect future results.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for GAAP operating profit, operating margin, net income and earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the preceding reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, strikes, work stoppages and slowdowns, increases in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company's Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

United Parcel Service, Inc.
Selected Financial Data - Second Quarter
(unaudited)

	Three Months Ended
	June 30,		Change
	2012	2011	$	%
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$8,058	$7,737	$321	4.1%
International Package	3,014	3,139	(125)	(4.0)%
Supply Chain & Freight	2,277	2,315	(38)	(1.6)%
Total revenue	13,349	13,191	158	1.2%

Operating expenses:
Compensation and benefits	6,747	6,636	111	1.7%
Other	4,812	4,810	2	0.0%
Total operating expenses	11,559	11,446	113	1.0%

Operating profit:
U.S. Domestic Package	1,134	997	137	13.7%
International Package	454	505	(51)	(10.1)%
Supply Chain & Freight	202	243	(41)	(16.9)%
Total operating profit	1,790	1,745	45	2.6%

Other income (expense):
Investment income	6	9	(3)	(33.3)%
Interest expense	(92)	(83)	(9)	10.8%
Total other income (expense)	(86)	(74)	(12)	16.2%

Income before income taxes	1,704	1,671	33	2.0%

Income tax expense	588	579	9	1.6%

Net income	$1,116	$1,092	$24	2.2%

Net income as a percentage of revenue	8.4%	8.3%

Per share amounts
Basic earnings per share	$1.16	$1.11	$0.05	4.5%
Diluted earnings per share	$1.15	$1.09	$0.06	5.5%

Weighted-average shares outstanding
Basic	962	988	(26)	(2.6)%
Diluted	971	998	(27)	(2.7)%

As adjusted income data:
Operating profit:
U.S. Domestic Package (1)	$1,134	$1,012	$122	12.1%
International Package	454	505	(51)	(10.1)%
Supply Chain & Freight (1)	202	195	7	3.6%
Total operating profit	1,790	1,712	78	4.6%

Income before income taxes (1)	$1,704	$1,638	$66	4.0%
Net income (2)	$1,116	$1,072	$44	4.1%

Basic earnings per share (2)	$1.16	$1.09	$0.07	6.4%
Diluted earnings per share (2)	$1.15	$1.07	$0.08	7.5%

(1) Second quarter 2011 operating profit and consolidated income before income taxes excluded the impact of gains and losses on certain real estate transactions, including a $15 million loss for U.S. Domestic Package segment and a $48 million gain in the Supply Chain & Freight segment.

(2) Second quarter 2011 net income and earnings per share amounts excluded the after-tax impact of the U.S. Domestic Package and Supply Chain & Freight real estate transactions described in (1), which total a combined $20 million.

United Parcel Service, Inc.
Selected Operating Data - Second Quarter
(unaudited)

	Three Months Ended
	June 30,		Change
	2012	2011	$ / #	%

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$1,609	$1,562	$47	3.0%
Deferred	804	764	40	5.2%
Ground	5,645	5,411	234	4.3%
Total U.S. Domestic Package	8,058	7,737	321	4.1%
International Package:
Domestic	615	672	(57)	(8.5)%
Export	2,252	2,316	(64)	(2.8)%
Cargo	147	151	(4)	(2.6)%
Total International Package	3,014	3,139	(125)	(4.0)%
Supply Chain & Freight:
Forwarding and Logistics	1,485	1,539	(54)	(3.5)%
Freight	660	660	—	0.0%
Other	132	116	16	13.8%
Total Supply Chain & Freight	2,277	2,315	(38)	(1.6)%
Consolidated	$13,349	$13,191	$158	1.2%

Consolidated volume (in millions)	983	957	26	2.7%

Operating weekdays	64	64	—

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,231	1,172	59	5.0%
Deferred	924	851	73	8.6%
Ground	10,920	10,604	316	3.0%
Total U.S. Domestic Package	13,075	12,627	448	3.5%
International Package:
Domestic	1,358	1,403	(45)	(3.2)%
Export	923	916	7	0.8%
Total International Package	2,281	2,319	(38)	(1.6)%
Consolidated	15,356	14,946	410	2.7%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$20.42	$20.82	$(0.40)	(1.9)%
Deferred	13.60	14.03	(0.43)	(3.1)%
Ground	8.08	7.97	0.11	1.4%
Total U.S. Domestic Package	9.63	9.57	0.06	0.6%
International Package:
Domestic	7.08	7.48	(0.40)	(5.3)%
Export	38.12	39.51	(1.39)	(3.5)%
Total International Package	19.64	20.13	(0.49)	(2.4)%
Consolidated	$11.12	$11.21	$(0.09)	(0.8)%

United Parcel Service, Inc.
Selected Financial Data - Year to Date
(unaudited)

	Six Months Ended
	June 30,		Change
	2012	2011	$	%
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$16,062	$15,280	$782	5.1%
International Package	5,980	6,039	(59)	(1.0)%
Supply Chain & Freight	4,443	4,454	(11)	(0.2)%
Total revenue	26,485	25,773	712	2.8%

Operating expenses:
Compensation and benefits	13,582	13,198	384	2.9%
Other	9,544	9,358	186	2.0%
Total operating expenses	23,126	22,556	570	2.5%

Operating profit:
U.S. Domestic Package	2,129	1,877	252	13.4%
International Package	862	958	(96)	(10.0)%
Supply Chain & Freight	368	382	(14)	(3.7)%
Total operating profit	3,359	3,217	142	4.4%

Other income (expense):
Investment income	12	20	(8)	(40.0)%
Interest expense	(186)	(168)	(18)	10.7%
Total other income (expense)	(174)	(148)	(26)	17.6%

Income before income taxes	3,185	3,069	116	3.8%

Income tax expense	1,099	1,062	37	3.5%

Net income	$2,086	$2,007	$79	3.9%

Net income as a percentage of revenue	7.9%	7.8%

Per share amounts
Basic earnings per share	$2.17	$2.03	$0.14	6.9%
Diluted earnings per share	$2.15	$2.01	$0.14	7.0%

Weighted-average shares outstanding
Basic	962	990	(28)	(2.8)%
Diluted	972	1,000	(28)	(2.8)%

As adjusted income data:
Operating profit:
U.S. Domestic Package (1)	$2,129	$1,892	$237	12.5%
International Package	862	958	(96)	(10.0)%
Supply Chain & Freight (1)	368	334	34	10.2%
Total operating profit	3,359	3,184	175	5.5%

Income before income taxes (1)	$3,185	$3,036	$149	4.9%
Net income (2)	$2,086	$1,987	$99	5.0%

Basic earnings per share (2)	$2.17	$2.01	$0.16	8.0%
Diluted earnings per share (2)	$2.15	$1.99	$0.16	8.0%

(1) 2011 operating profit and consolidated income before income taxes exclude the $33 million gain on certain real estate transactions ($15 million loss in U.S. Domestic Package and a $48 million gain in Supply Chain & Freight).

(2) 2011 net income and earnings per share amounts exclude the after-tax impact of the U.S. Domestic Package and Supply Chain & Freight real estate transactions described in (1) which total a combined $20 million.

United Parcel Service, Inc.
Selected Operating Data - Year to Date
(unaudited)

	Six Months Ended
	June 30,		Change
	2012	2011	$ / #	%

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$3,166	$3,057	$109	3.6%
Deferred	1,624	1,517	107	7.1%
Ground	11,272	10,706	566	5.3%
Total U.S. Domestic Package	16,062	15,280	782	5.1%
International Package:
Domestic	1,255	1,301	(46)	(3.5)%
Export	4,447	4,447	—	0.0%
Cargo	278	291	(13)	(4.5)%
Total International Package	5,980	6,039	(59)	(1.0)%
Supply Chain & Freight:
Forwarding and Logistics	2,909	2,968	(59)	(2.0)%
Freight	1,278	1,264	14	1.1%
Other	256	222	34	15.3%
Total Supply Chain & Freight	4,443	4,454	(11)	(0.2)%
Consolidated	$26,485	$25,773	$712	2.8%

Consolidated volume (in millions)	1,981	1,914	67	3.5%

Operating weekdays	128	128	—

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,222	1,164	58	5.0%
Deferred	954	873	81	9.3%
Ground	10,981	10,611	370	3.5%
Total U.S. Domestic Package	13,157	12,648	509	4.0%
International Package:
Domestic	1,384	1,398	(14)	(1.0)%
Export	933	905	28	3.1%
Total International Package	2,317	2,303	14	0.6%
Consolidated	15,474	14,951	523	3.5%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$20.24	$20.52	$(0.28)	(1.4)%
Deferred	13.30	13.58	(0.28)	(2.1)%
Ground	8.02	7.88	0.14	1.8%
Total U.S. Domestic Package	9.54	9.44	0.10	1.1%
International Package:
Domestic	7.08	7.27	(0.19)	(2.6)%
Export	37.24	38.39	(1.15)	(3.0)%
Total International Package	19.23	19.5	(0.27)	(1.4)%
Consolidated	$10.99	$10.99	$—	0.0%

United Parcel Service, Inc.
Reconciliation of Free Cash Flow
(unaudited)

Preliminary
Year-to-Date
(amounts in millions)	June 30, 2012
Net cash from operations	$3,850
Capital expenditures	(949)
Proceeds from disposals of PP&E	32
Net change in finance receivables	42
Other investing activities	4
Free cash flow	$2,979

Amounts are subject to reclassification.